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                                                                      EXHIBIT 1

              JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(f)(1)
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This agreement is made pursuant to Rule 13d-1(f)(1) under the Securities
Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers states that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: February 11, 1994

/s/ JEFFREY S. LAMBERT     /s/ MARK E. STROME         /s/ JEFFREY E. SUSSKIND
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Jeffrey S. Lambert         Mark E. Strome             Jeffrey E. Susskind
Chief Financial Officer    By Power of Attorney       By Power of Attorney
Strome, Susskind & Co.